Exhibit 99.1

For Immediate Release

Patrick Industries Annual Meeting of Shareholders

Adjourned to May 22, 2008

ELKHART, Ind., May 14, 2007 – Patrick Industries, Inc. (NASDAQ: PATK) today announced that it had adjourned its Annual Meeting of Shareholders to Thursday, May 22, 2008, to be held at the Company’s corporate offices, 107 W. Franklin Street, Elkhart, Indiana, at 10:00 a.m., Indiana time.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and a distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, home and office furniture, fixture and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 14 states. Patrick’s major manufactured products include decorative vinyl and paper panels, wrapped mouldings, cabinet doors, slotwall and slotwall components, and aluminum extrusions. Patrick also distributes drywall and drywall finishing products, interior passage doors, flooring, vinyl and cement siding, ceramic tile, high pressure laminates, and other miscellaneous products.

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Contact:

Ryan McGrath, Jeff Lambert

Lambert, Edwards & Associates, Inc.

616-233-0500 / rmcgrath@lambert-edwards.com